UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): October 14, 2015

Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION WAY OAKDALE, MINNESOTA	55128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(651) 704-4000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 14, 2015, Imation Corp. (“Imation” or the “Company”) entered into a Stock Purchase and Merger Agreement dated October 14, 2015 (the “Merger Agreement”), by and among Imation, Imation Transporter Co., a California corporation and a wholly-owned subsidiary of Imation, Connected Data, Inc. , a California corporation (“CD”), and certain other parties named therein. CD is an emerging enterprise-class, private cloud sync and share systems company based in Santa Clara California. The Merger Agreement provides for the acquisition of CD by Imation pursuant to a purchase by Imation of substantially all of the shares of CD (the “Share Acquisition”), and the merger of Imation Transporter Co. with and into CD, with CD continuing as the surviving corporation (the “Merger”). The closing of the Share Acquisition occurred concurrently with the signing of the Merger Agreement. Imation intends to complete the Merger as soon as practicable in accordance with the relevant provisions of the California Corporations Code and the Merger Agreement. A vote or meeting of CD’s shareholders is not required to complete the Merger. As a result of the Merger, CD will become a wholly-owned subsidiary of Imation.

Geoff S. Barrall was the Chief Executive Officer of CD. He has been appointed Imation’s Chief Technology Officer and will remain a Director of Imation.

Pursuant to the terms and conditions of the Merger Agreement, Imation paid a purchase price of approximately $7.5 million, subject to certain adjustments, consisting of approximately $0.9 million in cash, 1,440,721 shares of Imation common stock valued at approximately $4.0 million, and approximately $2.6 million in repayment of debt. At closing, approximately $120,000 in cash and 192,393 shares of Imation common stock valued at approximately $0.5 million were deposited into an escrow account for the benefit of certain former CD stockholders under the Merger Agreement. The escrowed shares and funds may be released to Imation to satisfy certain claims for indemnification during the one year period after the closing and to fund certain working capital and debt adjustments. The shares of Imation common stock issued under the Merger Agreement are subject to lockup restrictions which terminate, with respect to 50% of the shares, on the first anniversary of the closing and, with respect to the remaining 50% of the shares, on the second anniversary of the closing, in each case subject to earlier release if Imation ceases to operate CD’s ordinary businesses or the business of its Nexsan division. In addition, Imation has agreed to pay up to an additional aggregate amount of $5 million in cash and shares to the former CD stockholders to the extent certain revenue targets of CD are achieved for the three consecutive six-month periods commencing January 1, 2016.

The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosure schedules that the parties have exchanged in connection with the signing of the Merger Agreement, (ii) are subject to the materiality standards set forth in the Merger Agreement, which may differ from what may be viewed as material by investors and (iii) were made only as of the date of the Merger Agreement or such other date as specified in the Merger Agreement. The disclosure schedules referred to above contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts, as they are modified in important part by those disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of execution of the Merger Agreement.

A copy of the Merger Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

Effective as of October 14, 2015, Imation issued 1,440,721 shares of its common stock in connection with the acquisition of CD pursuant to the Merger Agreement described above in Item 1.01. The issuance of such shares was exempt from registrations under the Securities Act of 1933, as amended, pursuant to section 4(a)(2) of such Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the closing of the Share Acquisition described above in Item 1.01, which occurred on October 14 2015, the Board of Directors of the Company (the “Board”) appointed Robert B. Fernander, 57, to serve as the Interim Chief Executive Officer of the Company. The Company had previously announced the appointment of Mr. Fernander to serve as Interim Group President, Tiered Storage and Security Solutions in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 29, 2015, at which time the Company also reported the information required by Items 401(b), 401(d) and 401(e) of Regulation S-K.

Mr. Fernander has entered into an employment agreement with the Company effective as of October 14, 2015 (the “Employment Agreement”), pursuant to which he will serve as the Company’s Interim CEO for an initial one year term and receive base compensation of $600,000 as well as a performance-based restricted stock award of 574,000 shares. Under the terms of the Employment Agreement, Mr. Fernander is entitled to receive up to one year’s base salary if his employment with the Company is terminated other than for Cause (as defined in the Employment Agreement), or by reason of his death or disability. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein. The restricted stock award was issued under the Company’s 2011 Stock Incentive Plan, a copy of which was attached as Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed with the SEC on May 8, 2013, and will be subject to the terms of the Company’s Form of Performance-Based Restricted Stock Award Agreement for Executive Officers, attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 25, 2014The shares will vest in three tranches of 150,000 shares, 174,000 shares, and 250,000 shares if the Company’s common stock trades at or above $5.00 per share, $7.50 per share, and $10.00 per share, respectively, for 20 business days out of any 30 business day period. All stock grant tranches may vest during the same overlapping period. Following his appointment as Interim Chief Executive Officer, Mr. Fernander will remain on the Board, but as an employee Director, he will not be compensated for his services as a Director.

Other than as described herein, (1) there are no arrangements or understandings between Mr. Fernander and any other persons pursuant to which Mr. Fernander was selected as Interim CEO and (2) Mr. Fernander does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a participant in which the amount involved exceeds $120,000, and Mr. Fernander has not had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year except as follows: Pursuant to a Consulting Agreement (the “Fernander Agreement”) dated August 17, 2015, Mr. Fernander agreed to perform consulting services for the Company for the period from August 19, 2015 to October 14, 2015, including assisting the Company with a review and assessment of the Nexsan and Mobile Security businesses of the Company. Prior to being appointed as Interim Group President, Tiered Storage and Security Solutions, Mr. Fernander received consulting fees of $25,000 per week from the Company under the terms of the Fernander Agreement. Upon being appointed Interim Group President, Tiered Storage and Security Solutions, the Fernander Agreement was terminated.

Effective as of the closing of the Share Acquisition described above in Item 1.01, which occurred on October 14, 2015, the Board of Director appointed Barry L. Kasoff, 58, as Chief Restructuring Officer. The Company had previously announced the appointment of Mr. Kasoff to serve as Interim President in a Current Report on Form 8-K filed with the SEC on August 19, 2015, at which time the Company also reported the information required by Items 401(b), 401(d) and 401(e) of Regulation S-K. Mr. Kasoff was Interim Chief Executive Officer of Imation from August 19, 2015 to October 14, 2015. Mr. Kasoff’s compensation will remain unchanged for his services as Chief Restructuring Officer.

Other than as described herein, (1) there are no arrangements or understandings between Mr. Kasoff and any other persons pursuant to which Mr. Kasoff was selected as Chief Restructuring Officer and (2) Mr. Kasoff does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a participant in which the amount involved exceeds $120,000, and Mr. Kasoff has not had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year except as follows: Pursuant to a Consulting Agreement between the Company and Realization Services, Inc. (“RSI”) dated August 12, 2015 (the “RSI Agreement”), RSI is performing consulting services for the Company for the period from August 8, 2015 to February 29, 2016, unless terminated earlier by the Company, including assisting the Company with a review and assessment of the Company’s business and the formulation of a business plan to enhance shareholder value going forward. Mr. Kasoff is President of RSI. Prior to being appointed as Interim President of the Company, Mr. Kasoff and other members of RSI received consulting fees of $85,000 per week from the Company under the terms of the Agreement. Upon being appointed Interim President, Mr. Kasoff no longer received consulting fees under the Agreement, but RSI continues to receive consulting fees of $50,000 per week for the remaining term of the Agreement.

Item 8.01. Other Events.

Imation issued a press release, dated October 19, 2015, announcing its strategy for use of excess cash which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Stock Purchase and Merger Agreement, dated October 14, 2015, by and among Imation Corp., Imation Transporter Co., Connected Data, Inc., and certain other parties named therein*

10.2	Employment Agreement dated October 14, 2015 between the Company and Robert. B. Fernander

99.1	Press Release dated October 19, 2015

* Exhibits and schedules to this Exhibit will be filed with the Company’s Quarterly Report on Form 10-Q for t for the quarter ending September 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp.
(REGISTRANT)

Date: October 19, 2015	By:	/s/ John P. Breedlove
John P. Breedlove
Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Stock Purchase and Merger Agreement, dated October 14, 2015, by and among Imation Corp., Imation Transporter Co., Connected Data, Inc., and certain other parties named therein

10.2	Employment Agreement dated October 14, 2015 between the Company and Robert. B. Fernander

99.1	Press Release dated October 19, 2015.